Exhibit 99.1

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces Pricing of Euro 500 Million of Guaranteed Senior Unsecured Notes

New York, NY — February 27, 2018 — W. P. Carey Inc. (NYSE: WPC) announced today that it has priced an underwritten public offering of €500 million aggregate principal amount of 2.125% Senior Notes due February 15, 2027 (the “Notes”), which will be issued by its indirectly wholly-owned subsidiary, WPC Eurobond B.V. (the “Issuer”), and shall be fully, unconditionally and irrevocably guaranteed by W. P. Carey Inc. The Notes were offered at 99.324% of the principal amount and application for listing has been made by the Issuer with the Irish Stock Exchange plc (the “ISE”) for trading on the Global Exchange Market and any listing is subject to approval by the ISE.

Interest on the Notes will be paid annually on April 15 of each year, beginning on April 15, 2018. The offering of the Notes is expected to settle on March 6, 2018, subject to customary closing conditions. W. P. Carey Inc. intends to use the net proceeds from this offering for general corporate purposes, including reducing amounts outstanding under its senior unsecured credit facility, including the unsecured revolving credit facility and term loans, and repaying upcoming secured mortgage debt.

Merrill Lynch International, Barclays Bank PLC and Wells Fargo Securities International Limited acted as joint book-running managers for the Notes offering.

A registration statement relating to the Notes has become effective under the Securities Act of 1933, as amended (the “Securities Act”). The offering is being made by means of a prospectus supplement and prospectus. Before making an investment in the Notes, potential investors should read the prospectus supplement and the accompanying prospectus for more complete information about W. P. Carey Inc., the Issuer and the offering. Potential investors may obtain these documents for free by visiting EDGAR on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov. Alternatively, potential investors may obtain copies, when available, by contacting: Merrill Lynch International collect at +44-207-995-3966, Barclays Bank PLC collect at 1-888-603-5847 and Wells Fargo Securities International Limited collect at +44-207-149-8481.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer or sale of the Notes will be made only by means of a prospectus supplement relating to the offering and the accompanying prospectus.

W. P. Carey Inc.

W. P. Carey Inc. is an internally-managed diversified real estate investment trust and a leading owner of commercial real estate, net leased to companies located primarily in North America and Europe on a long-term basis. Through its investment management business, W. P. Carey Inc. also manages certain non-traded investment programs.

Forward-Looking Statements

Certain of the matters discussed in this press release constitute forward-looking statements within the meaning of the Securities Act, and the Securities Exchange Act of 1934, as amended, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey Inc. and the Issuer, and may be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward-looking statements represent W. P. Carey Inc. and the Issuer’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the companies. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties which include, among others, risks associated with the offering of the Notes, including whether such offering of the Notes will be successful and on what terms it may be completed; the risk factors set forth in W. P. Carey Inc.’s most recent Annual Report on Form 10-K and in subsequent reports filed with the SEC; and other factors over which it has little or no control. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey Inc. does not undertake any obligation to publicly release any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

MiFID II professionals/ECPs-only/ No PRIIPs KID — Manufacturer target market (MIFID II product governance) is eligible counterparties and professional clients only (all distribution channels).  No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.

This announcement is not being made, and has not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, in the United Kingdom, this announcement is for distribution only to, and is only directed at, persons who (i) have professional experience in matters relating to investments and fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”); (ii) are persons falling within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Promotion Order; or (iii) are any other persons to whom it may otherwise lawfully be communicated under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This announcement and any of its contents is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this announcement relates is available only to relevant persons and will be engaged in only with relevant persons.